UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

LIFEWAY FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Illinois	000-17363	36-3442829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6431 Oakton Street Morton Grove, Illinois	60053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LWAY	The NASDAQ Stock Market
Preferred Stock Purchase Rights	n/a	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2025, Lifeway Foods, Inc., an Illinois corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Danone North America PBC, a Delaware public benefit corporation (“Danone”). The Cooperation Agreement includes covenants relating to the Stockholders’ Agreement, dated as of October 1, 1999 (as amended, the “Stockholders’ Agreement”), by and among the Company, Danone Foods, Inc., Michael Smolyansky, Ludmila Smolyansky (“LS”), Julie Smolyansky (“JS”) and Edward Smolyansky (“ES”) and establishes a framework for governance and cooperation through the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”). Key terms are described below.

Stockholders’ Agreement

Under the Cooperation Agreement, the parties have agreed to jointly seek a stay of the pending litigation relating to the Stockholders’ Agreement captioned Danone North America PBC v. Lifeway Foods, Inc. et al. and all counterclaims in respect thereof. In addition, the Company has agreed to comply with the terms of the Stockholders’ Agreement (without contesting or admitting its validity) except that, among other things:

•	Danone’s consent will not be required for the Company to issue bona fide equity-based compensation to members of management (excluding JS, her immediate family and their affiliates) so long as the grants are on market terms and are approved by the Company’s Compensation Committee (a majority of which must be New Independent Directors (as defined below));
•	Danone waives its right to board and committee representation;
•	Danone waives its right of first refusal after the existing 2% cap has been reached with respect to (1) sales by ES and LS of up to 100,000 shares of Company common stock per month, subject to ES and LS waiving any claims to the right of first refusal on sales of Company common stock by Danone held by Michael Smolyansky’s estate, and (2) sales by JS of up to 100,000 shares of Company common stock per month, subject to JS waiving any claims to the right of first refusal on sales of Company common stock by Danone held by Michael Smolyansky’s estate;
•	Danone’s rights under the Stockholders’ Agreement, other than rights related to registration of shares and books and records, will terminate once Danone and its affiliates collectively own fewer than 761,438 shares of the Company’s outstanding common stock (as adjusted for any reverse stock split or similar recapitalization).

Board Refreshment

The Cooperation Agreement provides that, within 30 days of entry into the Cooperation Agreement, the Company’s board of directors (the “Board”) will appoint three new directors (the “New Independent Directors”) who are (1) independent under Nasdaq rules; (2) unaffiliated with JS, her spouse, ES, LS (the foregoing collectively, the “Smolyansky Family”), Danone, the Company and any current director of the Company; and (3) selected by the Board’s Strategic Review Committee (the “SRC”), subject to Danone’s review in good faith and prior written approval, which may not be unreasonably conditioned, withheld or delayed. In connection with the appointment of the New Independent Directors to the Board, Pol Sikar must step down from the Board no later than the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”).

Additionally, within 45 days of entry into the Cooperation Agreement, the Board will appoint a fourth new director (the “Additional Independent Director”) who is (1) independent under Nasdaq rules; (2) unaffiliated with the Smolyansky family, Danone, the Company and any current director of the Company and (3) selected by the Board, subject to Danone’s review in good faith and prior written approval, which may not be unreasonably conditioned, withheld or delayed.

Pursuant to the Cooperation Agreement, the Company agreed to hold the 2025 Annual Meeting on or before December 31, 2025 and that the Board would nominate for election at the 2025 Annual Meeting a slate consisting of the New Independent Directors, the Additional Independent Director and no more than five current directors. Danone agreed to vote all of the shares of Company common stock it beneficially owns in favor of the Board’s slate if nominated in accordance with the Cooperation Agreement. In addition, Danone agreed to vote in favor of any proposals recommended by the Board for amendments to the Company’s Articles of Incorporation providing for customary director exculpation and indemnification provisions, so long as such provisions do not retroactively apply to actions or inactions before the 2025 Annual Meeting.

Additionally, the Company agreed to hold the 2026 Annual Meeting on or before June 30, 2026. Pursuant to the Cooperation Agreement, the Board’s nominees for the 2026 Annual Meeting will be limited to a slate of seven individuals (unless the size of the Board is increased by adding any additional directors through the same process described above) that includes all three New Independent Directors and the Additional Independent Director and that excludes Jason Scher. Danone has agreed to vote all of the shares of Company common stock it beneficially owns in favor of this slate if nominated in accordance with the Cooperation Agreement.

Under the Cooperation Agreement, Danone has agreed that Danone will not act by written consent as to any proposal contained in the definitive consent statement filed by ES, LS and others. Additionally, Danone agreed that if, at any time prior to June 30, 2026, ES or LS or any person with whom ES or LS has formed a group (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) calls a special meeting of the Company’s shareholders or commences a consent solicitation, Danone will vote or consent, as applicable, with respect to all shares of Company common stock it beneficially owns in accordance with the Board’s recommendations on all matters relating to Board composition and, with certain exceptions, the Company’s organizational documents.

The Cooperation Agreement provides that, before the earlier of 30 days after the date of the Cooperation Agreement and the appointment of the third New Independent Director, the Board will appoint a new Chairperson, who is independent under Nasdaq rules and not a member of management or the Smolyansky family.

Registration Rights

Under the Cooperation Agreement, the Company agreed to provide Danone with resale registration rights on customary terms and conditions, including filing a “shelf” registration statement with the United States Securities and Exchange Commission (the “SEC”) within 30 days, covering all shares of Company common stock beneficially owned by Danone and its affiliates, and using reasonable best efforts to have such registration statement be declared effective by the SEC.

After the effectiveness of the shelf registration statement, the Company must either (1) certify to Danone that none of the information provided to Danone or its affiliates during the due diligence period with respect to a possible transaction constitutes material nonpublic information or (2) publicly disclose such information. However, if disclosure of such information would be materially detrimental to the Company, the Company may delay the disclosure of such information for up to 30 days.

The Company also agreed to use reasonable best efforts to take such further action as Danone may reasonably request, all to the extent required from time to time to enable Danone to sell shares of Registrable Stock (as defined in the Stockholders’ Agreement) without registration under the Securities Act of 1933, as amended (the “Securities Act”), within the exemptions provided by Rule 144.

Non-Disparagement Obligations

Both the Company and Danone, on behalf of themselves and their respective affiliates and representatives, agreed to mutual non-disparagement provisions, effective until two years after Danone and its affiliates cease to beneficially own any shares of Company common stock.

Duration

All of Danone’s obligations (other than the non-disparagement covenants) cease to apply upon certain “triggering events,” including breaches of the Cooperation Agreement by the Company or certain statements challenging the validity of the Cooperation Agreement or the Stockholders’ Agreement. Additionally, if Julie Smolyansky is deemed to have breached the Cooperation Agreement while she is Chief Executive Officer of the Company, such breach will be a triggering event under the Cooperation Agreement unless the Board terminates Ms. Smolyansky for cause as a result of such breach within a specified time period.

All of the Company’s obligations (other than the non-disparagement covenants) cease to apply after Danone and its affiliates cease to beneficially own any shares of Company common stock.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on September 30, 2025 announcing the execution of the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Cooperation Agreement, dated as of September 30, 2025, by and between Lifeway Foods, Inc. and Danone North America PBC
99.1	Press Release issued by Lifeway Foods, Inc. on September 30, 2025
104	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.

Date: September 30, 2025	By:	/s/ Julie Smolyansky
	Name:	Julie Smolyansky
	Title:	President and Chief Executive Officer